EXHIBIT 10.27

CONFIDENTIAL TREATMENT REQUESTED

DEVELOPMENT AGREEMENT

THIS DEVELOPMENT AGREEMENT (“Agreement”) is made this 8th day of June, 2004, by and between Mobilepro Corp., a Delaware corporation, and NeoReach, Inc., a Delaware corporation, each having its principal office at 6701 Democracy Blvd, Suite 300, Bethesda, Maryland 20817, USA, (collectively, “Mobilepro”), on the one hand, and Information and Communications University, a university organized and existing under the laws of the Republic of Korea, having its principal place of business at 119, Mujiro Yuseong-gu, Dae-jeon the Republic of Korea (“ICU”).

WITNESSETH:

WHEREAS, Mobilepro and ICU wish to enter into a Development Agreement, regarding the development of a ZigBee RF transceiver chip (the “ZigBee Chip”); and

WHEREAS, ICU has the expertise and facilities to undertake such Development (as defined below) and is willing to undertake such services.

NOW, THEREFORE, this Agreement is hereby entered by and between the parties for the purpose of memorializing the terms and conditions by which Mobilepro intends to engage ICU for its performance of Development and other services related to the ZigBee Chip. In consideration of the promises and covenants herein contained, the parties hereto agree as follows:

1.  Definitions

1.1    “Know-How” shall mean know-how and show-how, electrical and mechanical designs and drawings, logic diagrams, electronic schematics, wiring diagrams, layouts, mask works, methods of implementation, architectures, functionalities, test data, operating parameters, product in object code or source code form, prototypes, production models, hardware and software products and documentation.

1.2    “Intellectual Property Rights” or “IPs” shall mean all Patent Rights, formal and informal, including but not limited to registrations, applications, renewals and extensions therefore, copyrights (including, but not limited to, ownership rights in any designs, blue prints, schematics, software, electronic circuitry, computer code, audio-visual effects, and methods of operation, moral rights and any related documentation), mask work rights, including without limitation, all applications and registrations with respect thereto, rights in trade secrets, Know-How, trademarks and trade name and all other intellectual property rights recognized by U.S. laws and/ or applicable foreign and international laws, treaties and conventions.

1.3    “Party” shall mean Mobilepro or ICU or, when used in the plural, Mobilepro and ICU.

1.4    "Patent Rights” means all patents and patent applications (which for all purposes of this Agreement shall be deemed to include certificates of invention and applications for certificates of invention) throughout the world, including any substitutions, extensions, reissues, renewals, divisions or continuations.

1.5    “Working Prototype” means all development and testing completed to provide a ZigBee Chip in package form meeting all specifications described in Appendix I.

1.6    “Person” shall mean an individual, a partnership, a joint venture, a corporation, a trust, an estate, an unincorporated organization, or any entity, or a government, or any department or agency.

1.7    “Technical Maintenance” means that ICU will respond to questions and provide reasonable assistance, during the Development Agreement period, concerning the technical aspects and operation of the ZigBee Chip via telephone or other medium and will correct any defects or deficiencies in the ZigBee Chip that cause it not to conform to the specifications described in Appendix I and perform any adjustments requested by Mobilepro.

1.8    “Developed Technology” means the materials and IPs provided, created or developed by ICU in connection with the Development under this Agreement.

2.  Development Services

2.1    Development as defined in this Agreement shall be the development of the ZigBee Chip Working Prototype. ICU may help but not responsible for the commercialization of the Working Prototype.

2.2    Mobilepro and ICU shall abide by the terms and conditions of this Agreement.

2.3    All modifications and/or amendments to the above definition of Development shall be mutually agreed upon by and between Mobilepro and ICU.

2.4    Mobilepro and ICU shall abide by the timetable set forth in the Requirements and Development Schedule for Mobilepro ZigBee Chip attached hereto as Appendix I unless modified by a pertinent section of this Agreement.

2.5    ICU represents and warrants that the developed technology deliverables set forth in Appendix I will function in all material respects in accordance with the specifications relating thereto in Appendix I.

2.6    ICU may not use any personnel other than its employees, including independent contractors or subcontractors (collectively “Contractors”), to work on the Development without the written permission of Mobilepro which permission shall not be unreasonably withheld or delayed. Before any permitted Contractor begins work or is provided access to Confidential Information, ICU shall cause each such Contractor: (a) to agree in writing to maintain the confidentiality of Confidential Information, in terms substantially similar to the terms applicable to ICU set forth in this Agreement; (b) to agree not to hire any sub-subcontractor to carry out its duties; and (c) to assign to Mobilepro any rights in work product relating to the Development developed by Contractor in accordance with Section 11.

3.  Development Procedures

3.1    Both parties shall abide by the Development Procedures and Schedule specified in the Requirements and Development Schedule for Mobilepro ZigBee Chip attached hereto as Appendix I. The ZigBee Chip will be developed in [*] stages [*] as set forth in Appendix I.

3.2    Transfer of Technical Materials

a.   Project Team. Mobilepro and ICU shall form the Project Transfer Team, which shall be responsible for the development of the products and related technical materials from ICU.

b.   Transfer of Technical Documents. ICU shall provide Mobilepro with technical reports generated at each development Stage until the completion of the ZigBee Chip, in each case within 20 days of completion of such Stage.

3.3    “Acceptance” of Stage [*], as applicable, will occur when the deliverables specified in Appendix I for such Stage meet applicable specifications described in Appendix I to the extent of Mobilepro’s reasonable acceptance level.

4.  Term

This Agreement shall become effective on the date set forth in the preamble and, unless earlier terminated pursuant to Section 12 below, remain in effect until the Acceptance by Mobilepro of the Stage [*] Working Prototype of the ZigBee Chip. A Requirements and Development Schedule for Mobilepro ZigBee Chip is described in Appendix I. Mobilepro and ICU shall observe said schedule during the completion of the various steps of Development.

5.  Duties of ICU

5.1    ICU shall perform the Development as defined herein. At completion of the Working Prototype of the ZigBee Chip, ICU shall transfer and provide Mobilepro with the ZigBee Chip, all documentation supporting the ZigBee Chip, all IP papers, and all other items as agreed between the parties.

5.2    During the term of this Agreement, Mobilepro may request a modification of the properties and specifications of the ZigBee Chip, and upon a written approval by ICU thereof, ICU shall use best efforts to implement said modifications to the Development.

5.3    ICU will provide Technical Maintenance of the ZigBee Chip during the Development.

* Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions are omitted from this filing and filed separately with the Securities and Exchange Commission.

5.4    Each Party hereby warrants that it (a) is capable of performing and has full legal power to perform this Agreement, and (b) to its knowledge such performance will not result in any violation of any relevant laws or breach of any agreement to which such Party is a party.

5.5    ICU warrants that it owns the technical information necessary to successfully complete the Development.

5.6    Each Party warrants and acknowledges that time is of the essence.

6.  Support from Mobilepro

6.1    Mobilepro shall provide ICU all such information and a senior engineer that is reasonably necessary for ICU to perform its duties under this Agreement.

7.  Payment

7.1    The payment under this Agreement to be paid by Mobilepro to ICU in exchange for the completion of development of the Zigbee Chip Working Prototype as specified herein by ICU is US $[*] (the “Development Fee”).

7.2    The Development Fee shall be paid according to the following schedule:

a.   An initial payment of US $

b.   business days of Acceptance by Mobilepro of [*] (as described in Section 3.1 above);

c.   A final payment of US $

7.3    All fees payable to any Party under this Agreement shall be paid to such Party at its address set forth herein without set-off or counter-claim, and without any deduction or withholding for or on account of any present or future taxes, imposts or fees (“Taxes”) imposed, levied or assessed by the country of domicile of the paying Party or any political subdivision or taxing authority thereof, or any other jurisdiction from or through which payments may be made. Each Party shall indemnify and hold the other Party harmless from and against all Taxes, penalties and interest (direct or indirect) arising from this Agreement in the country of domicile of the paying Party and any other country other than the country of domicile of the Party receiving payments hereunder.

8.  Manufacturing and Distributing

8.1    Upon request from Mobilepro, ICU will provide technical support of the ZigBee Chip, which at ICU’s option could or could not involve re-fabrication of the chip, for a period of [*] following the completion and Acceptance of [*] (as described herein) at no additional cost to Mobilepro.

* Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions are omitted from this filing and filed separately with the Securities and Exchange Commission.

9.  Confidentiality

9.1    In connection with this Agreement, each Party will furnish to the other certain information that is either non-public, confidential or propriety in nature (the “Confidential Information”). For purposes of this Agreement, the term “Confidential Information” shall include all information (including information furnished before the execution of this Agreement) furnished to either Party, its employees, agents, or representatives, including, without limitation, experts and other consultants (collectively, the “Representatives”) including, without limitation, all information provided by either Party pursuant to Section 3 above, and all reports, analyses, compilations, data, studies or other documents prepared by a Party or its Representatives containing or based, in whole or in part, on any such Confidential Information. “Confidential Information” shall also include the terms of this Agreement.

9.2    The Confidential Information will be kept confidential for so long as it shall fall within the definition of Confidential Information herein, and will not, without the prior written consent of the relevant Party, be disclosed by the other Party or its Representatives, in any manner, in whole or in part, and the Confidential Information will not be used by either Party or its Representatives, directly or indirectly, for any purpose other than the transactions contemplated by this Agreement. Each Party agrees (a) that its Representatives will be informed of the confidential nature of the Confidential Information and the requirement that it not be used other than for the purposes permitted herein, and will agree to protect the Confidential Information (in the case of Contractors such agreement shall be in writing as provided in Section 2.5), and (b) in any event, the receiving Party will be responsible for any disclosure of Confidential Information, or any other breach of this Agreement, by any of its Representatives.

9.3    Mobilepro will be permitted to issue, at its own discretion, public press releases relating to the following occurrences; 1) upon signing of this Agreement Mobilepro may announce that is has entered into an Agreement with a major university (name not to be disclosed) and disclose the broad scope of the Agreement, 2) upon meeting key milestones of the agreement (i.e. completion of phases, additional patent applications, completion of development project, etc.) Mobilepro may announce each accomplishment, 3) filing of patent applications resulting from development of the ZigBee Chip, 4) and other significant items that would be of material interest to its shareholder base.

9.4    All documents or other materials furnished by either Party and constituting Confidential Information, and all copies of such Confidential Information, will be destroyed or promptly returned upon request except to the extent that the receiving party retains an ownership right in, or license right to use, such Confidential Information as provided herein.

9.5    The term “Confidential Information” shall exclude any materials that: (a) become generally available to the public other than as a result of disclosure by the receiving Party; (b) become available to a Party on a non-confidential basis and not in contravention of applicable law from a source (other than the other Party or its Representatives) that is not bound by a confidential relationship concerning such Confidential Information; or (c) was known to the other Party or its Representatives on a non-confidential basis and not in contravention of applicable law prior to the execution of this Agreement.

9.6    If either Party or any individual or entity to whom such Party has transmitted Confidential Information are requested or become legally compelled (by oral questions, interrogatories, request for information or documents, subpoena, civil investigative demands or similar process) to disclose any of the Confidential Information, such Party will provide the other with prompt written notice. If a protective order or other remedy is not obtained, then only that part of the Confidential Information that is legally required to be furnished will be provided.

10.  Intellectual Property, Patent and Trademark

10.1     ICU Warranty. ICU shall not knowingly, intentionally or negligently breach any Intellectual Property Rights of any third parties, and ICU represents that to its actual knowledge, without investigation, the technical information or technology it actually owns (the “ICU Technology”) does not infringe upon any third party’s Intellectual Property Rights and that it has no actual knowledge, without investigation, nor has it been notified by a third party of a possibility that such ICU Technology may infringe upon any Intellectual Property Rights. ICU further represents that there are no pending claims or lawsuits concerning the ICU Technology.

10.2     Mobilepro Warranty. Mobilepro shall not knowingly, intentionally or negligently breach any Intellectual Property Rights of any third parties, and Mobilepro represents that to its actual knowledge, without investigation, the technical information or technology it actually owns other than the Developed Technology (the “Mobilepro Technology”) does not infringe upon any third party’s Intellectual Property Rights and that it has no actual knowledge, without investigation, nor has it been notified by a third party of a possibility that such Mobilepro Technology may infringe upon any Intellectual Property Rights. Mobilepro further represents that there are no pending claims or lawsuits concerning the Mobilepro Technology.

10.3     Indemnification of Mobilepro by ICU. ICU shall defend and hold Mobilepro harmless from any claim of any third party that the normal use or operation of ICU Technology or Developed Technology infringes any Intellectual Property Rights, provided that ICU is given immediate and full control of such claim and that Mobilepro does not prejudice ICU defense of such claim and provides all reasonable assistance to ICU for such defense. ICU shall be entitled to compromise or settle any such claims without the consent of Mobilepro to the extent such suits may be compromised or settled without prejudice to any rights or interests of Mobilepro. Mobilepro may be represented by and actively participate through its own counsel in any suit or proceeding described in this Section 10.3 at its own expense.

10.4     Indemnification of ICU by Mobilepro. Mobilepro shall defend and hold ICU harmless from any claim of any third party that the normal use or operation of Mobilepro Technology infringes any Intellectual Property Rights, provided that Mobilepro is given immediate and full control of such claim and that ICU does not prejudice Mobilepro’s defense of such claim and provides all reasonable assistance to Mobilepro for such defense. Mobilepro shall be entitled to compromise or settle any such claims without the consent of ICU to the extent such suits may be compromised or settled without prejudice to any rights or interests of ICU. ICU may be represented by and actively participate through its own counsel in any suit or proceeding described in this Section 10.4 at its own expense. This indemnification obligation shall not negate, abridge, or otherwise reduce any other right or obligation of indemnity or contribution which exists in favor of the Mobilepro under Section 10.3.

11.  Proprietary Rights

11.1     Mobilepro Ownership of Prior IP. The parties agree that Mobilepro shall solely own all rights, title and interest in IPs that are developed by Mobilepro or provided by Mobilepro to ICU in the development of the ZigBee Chip Module. Nothing in this Agreement is intended to affect or restrict Mobilepro’s rights in any IPs that are provided by Mobilepro.

11.2     ICU Ownership of Prior IP. The parties agree that ICU shall solely own all rights, title and interest in IPs that were owned by ICU previous to the Development of the ZigBee Chip (“ICU Prior IP”), provided that any such IP that is included or incorporated in the Working Prototype or other Developed Technology shall be owned by Mobilepro as part of the Developed Technology pursuant to Section

11.3     Ownership of Developed IP. The title and rights to any Developed Technology, including any patent application covering the ZigBee Chip, or any patent(s) maturing from such a patent application, will be owned by Mobilepro as of the time created. To the greatest extent permitted under law, the Developed Technology shall be considered a work-for-hire made pursuant to a written instrument. ICU will cooperate to execute and record documents, including an Assignment Document included in Appendix I, reflecting the appropriate ownership of the Developed Technology as described in this Section 11.3 in all countries where rights are or may be claimed.

11.4     Derivative Works and Further Assurances. Mobilepro shall individually own all Intellectual Property Rights associated with any derivative work(s) created in connection with the Development and this Agreement. ICU agrees, during and after the term of this Agreement during the warranty period, at Mobilepro’s request and expense, to provide reasonable assistance and cooperation to Mobilepro and its designees, and to give testimony and execute documents, and to take such further acts reasonably requested by Mobilepro to acquire, transfer, maintain, perfect, and enforce Mobilepro’s Intellectual Property Rights in the Developed Technology and derivative works as described herein. Each Party hereby appoints the officers of the other Party as its attorney-in-fact to execute documents on behalf of it and its heirs, successors and assigns for this limited purpose; said appointment as attorney-in-fact is coupled with an interest. Further, ICU covenants and agrees not to reverse engineer or otherwise seek to recreate the work done for Mobilepro pursuant to this Agreement.

11.5     Patents. For any Developed Technology, MobilePro may seek patent protection in any country at its own expense and with counsel of its choosing. Existing and future patent applications will be at Mobilepro’s option and expense. ICU will provide assistance in connection with such patent prosecution in accordance with Section 11.4.

12.  Termination; Survival

12.1     Termination.

a.   This Agreement may be terminated by either non-breaching party in the event of a breach of any material provision of this Agreement by one of the parties, with two (2) weeks prior written notice regarding the breach to the breaching party, and such notice shall offer a period of two (2) weeks during which to cure the breach. If said breach is not cured during said two (2) weeks, this Agreement shall be deemed terminated as of the end of the two (2) week period.

b.   This Agreement may be terminated by:

(1)  Mobilepro, upon written notice to ICU, in the event of any delay of more than one (1) month of the Development as set forth in the Requirements and Development Schedule for Mobilepro ZigBee RF Transceiver Chip set forth in Appendix I, or Mobilepro’s assessment of the inability of ICU to continue the Development, and

(2)  ICU, upon written notice to Mobilepro, in the event of any delay of more than one (1) month that the inability to complete the Development according to the Requirements and Development Schedule for Mobilepro ZigBee RF Transceiver Chip set forth in Appendix I is caused by Mobilepro or if Mobilepro fails to make the payments described in Section 7.2 and fails to cure such payment default upon 30 days prior written notice.

c.    Notwithstanding anything to the contrary in the provision in this Section 12.1, this Agreement shall immediately terminate at the occurrence of one of the following:

(1)  Any party to this Agreement files for voluntary or involuntary Bankruptcy;

(2)  Any party to this Agreement is subject to foreclosure actions by a governmental entity as a result of non-payment of taxes;

(3)  Any party to this Agreement assigns to a third party without the prior written consent of the other party the rights and duties under this Agreement, provided, however, that should Mobilepro be acquired by another company, such change of control or assignment by operation of law shall not be deemed an “assignment” for purposes of this Agreement and therefore shall be permissible; or

(4)  Any party receives an order to cease business operations from the relevant governmental entities.

12.2     Survival of Certain Sections of Agreement Following Termination. Notwithstanding the termination of this Agreement pursuant to Section 12.1 above, each of Section 7 (Payment) (only with respect to amounts earned prior to termination), Section 9 (Confidentiality), Section 10 (Intellectual Property), and Section 11 (Proprietary Rights) shall remain in full force and effect after any such termination.

13.  Miscellaneous Provisions

13.1     Independent Advice. The parties have read the foregoing Agreement, have had the benefit its own legal counsel regarding this Agreement, or an opportunity to so obtain said benefit, and hereby warrant, represent, and agree that they understand all of the terms of this Agreement and that they are voluntarily executing the same of its own free will.

13.2     Parties Bear Own Expenses. Each party shall each bear its own expenses incurred in negotiating, preparing and signing this Agreement.

13.3     Further Assurances. The parties shall perform any further acts and execute and deliver any documents that may be reasonably necessary to carry out the intent of this Agreement.

13.4     Entire Agreement. The understandings set forth herein represent the entire agreement of the Parties with respect to the matters contained herein. The Agreement may not be altered or modified except by mutual agreement of the parties, evidenced in writing and executed by both parties and specifically identified as an amendment to this Agreement.

13.5     Arbitration. Each party agrees that, unless otherwise required in order to comply with deadlines under the law, it will not file action or institute legal proceedings with respect to any dispute, controversy, or claim arising out of, relating to, or in connection with this Agreement, until it has given the other party written notice of its grievance; the other party has failed to provide a prompt and effective remedy; it has requested that senior executives for both parties to meet and discuss the matter in order to consider informal and amicable means of resolution; and either such meeting failed to occur within thirty (30) days after such request or the meeting did not produce a mutually satisfactory resolution of the matter in such time.

13.6     Attorney's Fees. Should any dispute arise pertaining to this Agreement, the prevailing party in any litigation or arbitration shall be entitled, among other things, to recover reasonable attorneys’ fees and costs incurred in connection with such dispute.

13.7     Integration. This Agreement constitutes the final, complete and exclusive agreement and understanding between and among the parties to it, and supersedes all prior or contemporaneous written or oral agreements.

13.8     Severability. If a provision of this Agreement is held to be illegal or invalid by a court of competent jurisdiction, such provision shall be rewritten by the court to be legal and valid as long as the rewritten provision remains consistent with the intent of the Parties expressed herein or deemed to be severed and deleted. Neither such revision nor such severance and deletion shall affect the validity of the remaining provisions.

13.9     Successors and Assigns. This Agreement shall apply to, bind and inure to the benefit of the Parties and their permitted successors and assigns.

13.10   Counterparts. This Agreement may be executed in one or more counterparts, all of which together shall constitute one and the same Agreement.

13.11   Interpretation. Parties have each agreed to the use of the particular language of the provisions of this Agreement, and any question of doubtful interpretation shall not be resolved by any rule of interpretation providing for interpretation against a party who causes an uncertainty to exist or against the draft herein.

13.12   Headings. The captions to the several Paragraphs hereof are not a part of this Agreement, but are merely guides or labels to assist in locating and reading the several Paragraphs hereof.

13.13   Pronouns. Plural shall be substituted for the singular form and/or vice versa, in any place or places herein in which the content requires such substitution(s).

13.14   No Oral Modifications. This Agreement may be amended or modified in writing only, signed by the parties to be charged or bound by such amendment or modifications.

13.15   Waiver. The waiver by either party hereto of any right hereunder or the failure to perform or of a breach by the other party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by said other party whether of a similar nature or otherwise.

13.16   Notices. Any notice given hereunder to any party shall be given by facsimile, mail (registered or certified, postage prepaid, return receipt requested) or pre-paid private delivery service, as follows:

If to:   MobileproCorp.
       6701 Democracy Blvd, Suite 300
       Bethesda, Maryland 20817, USA
       Fax: (301) 315-9027

If to:   Information and Communications University
 119, Mujiro, Yuseong-gu
 Dae-jeon, Korea
 Fax: 01182428666227

13.17   Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland without regards to its choice of law provision and any applicable laws of the United States.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first above mentioned.

Mobilepro Corp.	Information and Communications University

/s/	/s/

Name: Jay O. Wright Title: President and CEO	Name: Title:

/s/

Name: Title:

Assignment of Intellectual Property

ATTACHMENT 1
Requirements and Development Schedule for Transceiver Chip

ATTACHMENT 2
Intellectual Property Assignment

Assignment of Intellectual Property

ATTACHMENT 1

Requirements and Development Schedule for Mobilepro ZigBee Chip RF Transceiver Chipset

June 1, 2004

Mobilepro

Assignment of Intellectual Property

1.  Objective

[*]

(1)                    Application Area
- Wireless home, commercial, and industrial security
- Remote thermostats for HVAC systems
- Remote lighting, drape controller
- Universal remote controller to TV, stereo and radio
- Wireless keyboard, mouse and game pads
- Medical monitoring systems
- Industrial and commercial building automation and control

B.  Specifications and requirements for Mobilepro ZigBee
[*]

* Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions are omitted from this filing and filed separately with the Securities and Exchange Commission.

Assignment of Intellectual Property

Chip Characteristics
Items	Specifications	Remarks
[*]	[*]	[*]

* Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions are omitted from this filing and filed separately with the Securities and Exchange Commission.

Assignment of Intellectual Property

Block Diagram (tentative)

[*]

2.  Deliverable Items
[*]

* Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions are omitted from this filing and filed separately with the Securities and Exchange Commission.

Assignment of Intellectual Property

3.  Development Schedule

[*]

* Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions are omitted from this filing and filed separately with the Securities and Exchange Commission.

Assignment of Intellectual Property

ATTACHMENT 2

ASSIGNMENT OF INTELLECTUAL PROPERTY

WHEREAS, Mobilepro Corp., a Delaware corporation (hereinafter “Mobilepro”), having its principal office at 6701 Democracy Blvd, Suite 300, Bethesda, Maryland 20817, USA, Neoreach, Inc., a Delaware corporation and Mobilepro’s subsidiary (hereinafter “Neoreach”), and Information and Communications University organized and existing under the laws of the Republic of Korea (hereinafter “ICU”), having its principal place of business at 119, Mujiro Yuseong-gu, Dae-jeon the Republic of Korea have entered into a Contract Agreement dated as of June, 1st, 2004 (the "Agreement"); and

WHEREAS, ICU agreed in the Agreement to develop certain technology relating to a ZigBee RF Transceiver Chip;

WHEREAS, under the Agreement ICU agreed that Mobilepro shall have full ownership of all products of the development services performed pursuant to the Agreement, including any and all patent, copyright, trademark, trade secret, and other property interests relating to such products; and

WHEREAS, in performing the development services, ICU has created or acquired an interest in the following intellectual property assets that are to be transferred to Mobilepro (collectively the “Intellectual Property”):

[•  The trademark and service mark registrations and applications therefor listed in Schedule A hereto]

[•  The ideas, inventions, patents and utility models and applications therefor listed in Schedule A hereto, including all reissues, divisions, continuations, continuations-in-parts, extensions, and  reexaminations thereof or thereon]

[•  The copyrights and registrations therefor listed in Schedule A hereto, and all renewals thereof or thereon]

WHEREAS, Mobilepro is desirous of acquiring all right, title and interest in and to all Intellectual Property, and ICU has promised, in the Agreement, to cause the same to be assigned; and

NOW, THEREFORE, for valuable consideration, including the consideration set forth in the Agreement and other valuable and legally sufficient consideration acknowledged by ICU to have been received in full:

1.   ICU does hereby sell, convey, assign and transfer to Mobilepro the entire right, title and interest in, to and under all Intellectual Property, together with the goodwill of the business symbolized by such Intellectual Property, together with all rights and privileges granted and secured thereby, including the full right to sue for past, present or future infringement of such Intellectual Property, these rights to be held and enjoyed by Mobilepro as fully and entirely as the same would have been held and enjoyed by said ICU if this Assignment and sale had not been made.

Assignment of Intellectual Property

2.   ICU hereby covenants that it has full right to convey the entire interest herein assigned and agrees to execute any and all documents reasonably required to effect this Assignment.

3.   ICU hereby covenants and agrees that it will cooperate with Mobilepro to enable Mobilepro to enjoy, to the fullest extent, the right, title and interest herein conveyed. ICU's cooperation shall include prompt production of pertinent facts and documents, giving of testimony, execution of petitions, oaths, specifications, declarations or other papers, and other assistance relating to the Intellectual Property, all to the extent deemed necessary or desirable by Mobilepro for (a) the continued prosecution, if any, of the Intellectual Property, including any interference which may arise, and the making and prosecution of any other foreign or United States application that Mobilepro may elect to pursue stemming from the Intellectual Property, including any divisions, continuations, continuation-in-parts, substitutions or reissues, and including any interference which may arise during same; (b) participation in any legal or administrative proceedings involving the Intellectual Property, provided, however, that the expense incurred by ICU in providing such cooperation shall be paid for by Mobilepro; and (c) otherwise fully carrying out the terms of this Assignment.

4.   The terms and covenants of this Assignment shall inure to the benefit of Mobilepro, its successors and assigns and other legal representatives, and shall be binding upon ICU, its respective heirs, legal representatives and assigns.

5.   ICU hereby warrants and represents that it has not entered and will not enter into any assignment, contract, or understanding in conflict herewith.

6.   ICU hereby requests that the appropriate patent, trademark or other government offices record this Assignment and issue a new certificate of registration in Mobilepro’s name.

IN TESTIMONY WHEREOF, ICU has executed this Assignment this 1st day of June, 2004.

Information and Telecommunications University

Information and Telecommunications University

By:

Its:

STATE OF	)
) SS:
COUNTY OF	)

Assignment of Intellectual Property

On this day of , ______, before me appeared ____________________, who, being by me duly sworn, did say that he/she is the ____________________ of Information and Telecommunications University, organized and existing under the laws of the Republic of Korea, and personally known to me to be the same person whose name is subscribed to the foregoing ASSIGNMENT OF INTELLECTUAL PROPERTY (“Assignment”), and acknowledged to me that he/she signed and delivered the foregoing Assignment on behalf of and pursuant to authority from such corporation and that the foregoing Assignment was a free and voluntary act and deed.

Notary Public

My commission expires:

Assignment of Intellectual Property

SCHEDULE A
( ___ Pages)

•   Patents and Patent Applications

           [Specify]

•   Copyrights and Copyright Registrations

           [Specify]

•   Trademarks, Trademark Registrations and Applications

           [Specify]